FOR IMMEDIATE RELEASE

CONTACT: Walter E. Daller Jr., Chairman, President and CEO

PHONE: 215-256-8851 ext. 2300

RECORD QUARTERLY EARNINGS AT

HARLEYSVILLE NATIONAL CORPORATION

HARLEYSVILLE, PA (October 9, 2003) - Harleysville National Corporation (HNC) (Nasdaq:HNBC), announced record third quarter 2003 diluted earnings per share of $.36, a 5.9% increase over the $.34 earned during the third quarter of 2002. Basic earnings per share at $.37 were up 5.7% from $.35 in the third quarter of 2002. For the first nine months of 2003, diluted earnings per share of $1.07 were up 7.0% from $1.00 in the comparable period last year. Basic earnings per share of $1.11 for the first nine months of 2003 were 7.8% higher than the $1.03 year-to-date September 30, 2002.

Third quarter 2003 net income of $8,795,000 represented a 4.5% increase over third quarter 2002 net income of $8,413,000. Net income for the first nine months of 2003 was $26,361,000 a 7.1% increase over the $24,604,000 for the comparable period in 2002. This continues the company's 28 consecutive years of record earnings.

Walter E. Daller, Jr., Chairman, President and CEO of Harleysville National Corp noted, "We view this solid earnings report as a real accomplishment, considering the difficult economy in which we have been operating for some time now. In addition to the record earnings this quarter, we were pleased to have paid a 25% common stock dividend and increased our regular cash dividend by 17%, as well."

Net interest income on a fully tax-equivalent basis in the third quarter of 2003 decreased $276,000 or 1.3% over the same period in 2002. This slight decrease in tax-equivalent net interest income was the result of a lower net interest margin in the third quarter of 2003, compared to the third quarter of 2002. This was partially offset by the interest income generated from the increase in earning assets. The net interest margins for the third quarters of 2003 and 2002 were 3.71% and 3.90%, respectively.

"We continue to realize strong core deposit growth and our asset quality remains very strong. While the decline in the net interest margin impacted earnings during the third quarter of 2003, we are well positioned to benefit from rising interest rates once the economy begins to improve," said Daller.

Total loans increased 2.5% from September 30, 2002 to September 30, 2003. This reversed the decline in loans experienced during the second quarter of 2003. The growth in loans during 2003 is being impacted by declines in the indirect vehicle and auto leasing portfolios. Net of these two portfolios, total loans grew 9.1%, led by increases in commercial related and home equity loans.

Asset quality continued to improve in this economy that is slowly beginning to strengthen. Nonperforming assets, including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due was .24% of total assets at September 30, 2003, compared to .30% at September 30, 2002. The ratio of the allowance for loan losses to nonperforming loans was 326.5% at September 30, 2003, compared to 286.6% at December 31, 2002, and 248.2% at September 30, 2002.

Total deposits grew $39,633,000 or 2.0%, from September 30, 2002, to September 30, 2003 as a result of the growth in core deposits. Core deposit growth of $126,184,000 or 11.0%, was partially offset by a $86,551,000 or 10.7% reduction in higher-rate certificates of deposits.

Other operating income of $5,252,000, earned in the third quarter of 2003, was $189,000 less than the third quarter of 2002 as a result of lower security gains. For the third quarters of 2003 and 2002, security gains were $359,000 and $719,000, respectively. Net of the security gains, third quarter 2003 other operating income increased $171,000 or 3.6%, compared to the same period in 2002. The increase is primarily the result of higher fees related to trust and investment services, mortgage servicing and deposits.

The corporation's third quarter 2003 other operating expenses of $13,098,000 decreased $403,000 or 3.0% from the third quarter of 2002. This reduction was primarily the result of a $500,000 decrease in the off-lease vehicle residual reserve expense, a $684,000 net recovery in the value of mortgage servicing rights and lower expenses related to HNC Reinsurance Company of $214,000. Net of these reductions, other operating expenses grew $995,000, or 7.8%. This growth was due to increases in salaries and employee benefits, occupancy and furniture and fixtures costs of $388,000, $97,000 and $97,000, respectively. Net of the residual reserve expense, net recovery in the value of mortgage servicing rights and the HNC Reinsurance Company expenses, other expenses grew $413,000, primarily due to higher marketing and deferred compensation expenses.

Providing Real Life Financial Solutions, Harleysville National Corporation (HNC) has assets in excess of $2.5 billion and operates 40 banking offices in 9 counties throughout Eastern Pennsylvania through its three subsidiary banks - Harleysville National Bank and Trust Company, Citizens National Bank and Security National Bank. Investment Management and Trust Services are provided throughout the company by Harleysville National Bank and Trust Company. Harleysville National Corporation's stock is traded under the symbol "HNBC" and is commonly quoted under Nasdaq National Market Issues. For more information, visit the HNC Web site at www.hncbank.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company's filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data
September 30, 2003
(unaudited)

For the period:	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	September 30,
	2003	2003	2003	2002	2002	2003	2002
Interest Income	$ 28,439	$ 29,889	$ 30,585	$ 32,371	$ 33,118	$ 88,913	$ 100,259
Interest Expense	9,216	10,084	11,386	13,088	13,439	30,686	39,522
Net Interest Income	19,223	19,805	19,199	19,283	19,679	58,227	60,737
Provision For Loan Losses	630	1,320	609	969	956	2,559	3,401
Net Interest Income After
Provision For Loan Losses	18,593	18,485	18,590	18,314	18,723	55,668	57,336

Service Charges	2,007	1,937	1,830	1,929	1,846	5,774	4,993
Security Gains, Net	359	4,774	1,316	282	719	6,449	3,193
Trust and Investment Services Income	954	978	888	955	896	2,820	2,322
Bank-Owned Life Insurance Income	673	631	631	789	631	1,935	1,900
Income on Life Insurance	-	-	1,119	-	-	1,119	-
Other Income	1,259	1,639	1,427	1,485	1,349	4,325	4,675
Total Other Income	5,252	9,959	7,211	5,440	5,441	22,422	17,083

Salaries, Wages and Employee Benefits	7,938	7,876	7,841	7,182	7,550	23,655	22,631
Occupancy	941	882	1,023	927	844	2,846	2,902
Furniture and Equipment	1,525	1,376	1,305	1,500	1,428	4,206	4,034
Prepayment Fee	-	2,594	-	-	-	2,594	-
Other Expenses	2,694	4,399	5,344	3,994	3,679	12,437	13,127
Total Other Operating Expenses	13,098	17,127	15,513	13,603	13,501	45,738	42,694

Income Before Income Taxes	10,747	11,317	10,288	10,151	10,663	32,352	31,725
Income Tax Expense	1,952	2,216	1,823	1,828	2,250	5,991	7,121
Net Income	$ 8,795	$ 9,101	$ 8,465	$ 8,323	$ 8,413	$ 26,361	$ 24,604

Per Common Share Data: *
Weighted Average Common Shares - Diluted	24,587,614	24,540,648	24,469,511	24,552,398	24,609,988	24,555,092	24,644,984
Weighted Average Common Shares - Basic	23,812,431	23,779,235	23,770,390	23,829,011	23,891,899	23,793,891	23,926,895
Net Income Per Share - Diluted	$ 0.36	$ 0.37	$ 0.34	$ 0.34	$ 0.34	$ 1.07	$ 1.00
Net Income Per Share - Basic	$ 0.37	$ 0.38	$ 0.36	$ 0.35	$ 0.35	$ 1.11	$ 1.03
Cash Dividend Per Share **	$ 0.160	$ 0.152	$ 0.152	$ 0.168	$ 0.137	$ 0.464	$ 0.396
Book Value	$ 9.18	$ 9.42	$ 9.06	$ 8.67	$ 8.74
Market Value	$ 23.39	$ 21.55	$ 19.46	$ 21.22	$ 19.31

* Adjusted for a five-for-four common stock split effective September 15, 2003.
** The cash dividend payable December 16, 2002 included a $.024 special cash dividend.

	2003	2003	2003	2002	2002
Asset Quality Data:	3Q	2Q	1Q	4Q	3Q
Nonaccural Loans	$ 3,962	$ 4,146	$ 4,492	$ 5,109	$ 5,325
90 + Days Past Due Loans	1,200	1,681	1,406	1,193	1,580
Nonperforming Loans	5,162	5,827	5,898	6,302	6,905
Net Assets In foreclosure	893	729	485	390	473
Nonperforming Assets	$ 6,055	$ 6,556	$ 6,383	$ 6,692	$ 7,378
Loan Loss Reserve	$ 16,854	$ 17,538	$ 16,902	$ 17,190	$ 17,139
Loan Loss Reserve / Loans	1.22%	1.31%	1.26%	1.29%	1.28%
Loan Loss Reserve / Nonperforming Loans	326.5%	301.0%	286.6%	272.8%	248.2%
Nonperforming Assets / Total Assets	0.24%	0.27%	0.26%	0.27%	0.30%
Net Loan Charge-offs	$ 1,313	$ 684	$ 898	$ 918	$ 672
Net Loan Charge-offs (annualized)
/ Average Loans	0.39%	0.20%	0.27%	0.28%	0.20%

	2003	2003	2003	2002	2002	2003	2002
Selected Ratios (annualized):	3Q	2Q	1Q	4Q	3Q	Year-to-date	Year-to-date
Return on Average Assets	1.44%	1.49%	1.38%	1.34%	1.44%	1.44%	1.46%
Return on Average Shareholders' Equity	16.11%	16.67%	16.18%	16.10%	16.71%	16.32%	16.78%
Return on Average Shareholders'
Realized Equity *	16.65%	17.53%	16.78%	16.81%	17.29%	16.99%	17.15%
Yield on Earning Assets (FTE)	5.31%	5.57%	5.65%	5.86%	6.33%	5.51%	6.62%
Cost of Interest Bearing Funds	1.95%	2.12%	2.34%	2.64%	2.92%	2.14%	2.99%
Net Interest Margin (FTE)	3.71%	3.82%	3.68%	3.64%	3.90%	3.74%	4.14%
Leverage Ratio	8.97%	8.73%	8.49%	8.19%	8.61%

* Excluding unrealized gain (loss) on investment securities available for sale.

Balance Sheet (Period End):	2003	2003	2003	2002	2002
	3Q	2Q	1Q	4Q	3Q
Assets	$2,523,002	$2,406,132	$2,470,414	$2,490,864	$2,472,052
Earning Assets	2,386,477	2,244,720	2,324,511	2,346,669	2,318,495
Securities	915,832	866,191	959,095	971,467	949,276
Loans, Net	1,377,682	1,335,919	1,337,130	1,333,292	1,344,199
Other Earning Assets	92,963	42,610	28,286	41,910	25,020
Total Deposits	1,990,832	1,873,218	1,953,466	1,979,822	1,951,199
Non-Interest Bearing Deposits	283,886	291,454	270,759	269,781	267,254
Interest Bearing Checking	276,941	218,200	234,660	249,646	251,571
Money Market	490,341	483,326	507,913	488,944	427,006
Savings	217,969	220,001	212,967	202,003	197,122
Time, under $100,000	506,976	503,850	516,994	526,885	534,967
Time, $100,000 or greater	214,719	156,387	210,173	242,563	273,279
Other Borrowings	263,828	254,563	247,919	253,906	255,002
Federal Home Loan Bank	168,750	153,750	162,750	162,750	162,750
Other Borrowings	95,078	100,813	85,169	91,156	92,252
Shareholders' Equity	218,878	223,849	215,109	206,206	208,666

Balance Sheet (Daily Average):	2003	2003	2003	2002	2002
	3Q	2Q	1Q	4Q	3Q
Assets	$2,436,763	$2,435,580	$2,450,397	$2,491,372	$2,342,225
Earning Assets	2,298,565	2,305,590	2,321,612	2,360,479	2,213,646
Securities	898,886	948,782	970,336	1,000,651	856,783
Loans, Net	1,354,394	1,342,758	1,329,093	1,337,848	1,339,041
Other Earning Assets	45,285	14,050	22,183	21,980	17,822
Total Deposits	1,906,373	1,889,663	1,938,766	1,966,489	1,831,087
Non-Interest Bearing Deposits	278,267	260,688	242,793	244,785	242,568
Interest Bearing Checking	241,283	223,152	235,502	248,302	203,621
Money Market	479,375	493,561	498,328	476,107	408,673
Savings	219,778	216,445	207,512	201,157	201,034
Time, under $100,000	508,256	510,703	523,089	529,515	533,923
Time, $100,000 or greater	179,414	185,114	231,542	266,623	241,268
Other Borrowings	260,383	274,567	252,411	263,062	253,855
Federal Home Loan Bank	164,728	164,794	162,750	162,750	162,750
Other Borrowings	95,655	109,773	89,661	100,312	91,105
Shareholders' Equity	218,396	218,363	209,241	206,739	201,402